Exhibit 23.5





   Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP


                                                                April 17, 2001

We hereby consent to the filing of our opinion as Exhibit 8.2 to this Registration Statement on Form S-4 of Johnson & Johnson, filed by Johnson & Johnson pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to the use of our name under the caption "Legal Matters" in the prior Registration Statement on Form S-4 (Registration No. 333-56034), which is incorporated by reference into this Registration Statement.


                                    /s/ Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP
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                                        Gunderson Dettmer Stough Villeneuve
                                        Franklin & Hachigian, LLP